                                                                      Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Employees' Savings Plan and Employee Stock Ownership Plan of Consumers Energy Company (the "Plan") for the annual period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David W. Joos, as President and Chief Executive Officer of CMS Energy Corporation and Chief Executive Officer of Consumers Energy Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of CMS Energy Corporation and Consumers Energy Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


/s/ David W. Joos
-------------------------------------
Name:  David W. Joos
Title: President and Chief Executive
       Officer, CMS Energy
       Corporation Chief Executive
       Officer, Consumers Energy
       Company
Date:  June 29, 2006


/s/ Thomas J. Webb
-------------------------------------
Name:  Thomas J. Webb
Title: Executive Vice President and
       Chief Financial Officer
Date:  June 29, 2006

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Companies for purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended.